UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 6, 2011
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 6, 2011 in Houston, Texas.  The final voting results for the proposals submitted for a vote of stockholders at the Annual Meeting are set forth below.

Item 1 required the affirmative vote of a plurality (nominees receiving the greatest number of votes will be elected at a meeting at which a quorum is present) of the votes cast by the shares entitled to vote.  The stockholders elected the following nominees:

	Votes FOR	Votes WITHHELD
Richard W. Beckler	46,091,452	319,895
Matthew D. Fitzgerald	46,263,768	147,579
Philip L. Frederickson	45,945,200	466,147
D. Henry Houston	46,263,158	148,189
Randy L. Limbacher	45,744,290	667,057
Josiah O. Low III	45,945,700	465,647
Donald D. Patteson, Jr.	46,118,226	293,121

Item 2 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved, on an advisory basis, the advisory vote on executive compensation.  The voting results are as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
45,353,013	1,037,477	20,857

Item 3 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved, on an advisory basis, the holding of an advisory vote on executive compensation every year.  The voting results are as follows:

Number of Votes Voted For Three Years	Number of Votes Voted For Two Years	Number of Votes Voted For One Year	Number of Votes Abstaining
18,754,519	2,234,489	25,414,435	7,904

Item 4 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent Registered Public Accounting Firm for 2011.  The voting results are as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
49,820,391	49,978	12,528

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2011	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski

Michael J. Rosinski
Executive Vice President, Chief Financial Officer & Treasurer